Exhibit 99.1

For immediate Release

C&F FINANCIAL CORPORATION

Thursday, May 22, 2003

Contact: Tom Cherry, Senior Vice President & CFO

 (804) 843-2360

C&F Financial Corporation Announces

Increase in Quarterly Dividend

West Point, VA—(NASDAQ:CFFI), The directors of C&F Financial Corporation declared a cash dividend at their May board meeting. A regular dividend of $.18 per share is payable July 1, 2003 to shareholders of record on June 16, 2003. This represents an approximate 13% increase over the prior quarter dividend of $.16 per share.

C&F Financial Corporation operates twelve retail bank branches located throughout the Williamsburg to Richmond corridor in Virginia through its Citizens and Farmers Bank subsidiary and its division, Citizens and Commerce Bank. The company provides mortgage and title services through C&F Mortgage Corporation’s eleven offices and offers full investment services through its subsidiary C&F Investment Services, Inc. On September 1, 2002, the company purchased Moore Loans, Inc. Moore Loans is a regional finance company with three offices providing automobile loans in Richmond, Roanoke, Hampton Roads and portions of eastern Tennessee.

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